Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
AST BlackRock Global Strategies Portfolio - Core Active
(PRU-AA-CAB)
iShares Industrials Sector Bond Fund (ISHENGN) iShares Barclays Government/Credit Bond Fund (ISHGOVCR)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
iShares Core Total U.S. Bond Market ETF (ISHAGG) iShares Barclays Intermediate Government/Credit Bond
Fund  (ISHIGOVCR)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
02-11-2013


Security Type:
BND/CORP



Issuer
Airgas, Inc.  (2020)


Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated


Affiliated
Underwriter(s)
[X] PNC
[ ] Other:


List of
Underwriter(s)
     Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Goldman, Sachs &
Co., Wells Fargo Securities, LLC,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., Credit
Agricole Securities (USA) Inc., SMBC
Nikko Capital Markets Limited,
Mitsubishi UFJ Securities (USA), Inc.,
Mizuho Securities USA Inc., RBS
Securities Inc., HSBC Securities (USA)
Inc., PNC Capital Markets LLC,
Santander Investment Securities Inc.



Transaction Details

Date of Purchase
02-11-2013



Purchase
Price/Share
(per share / %
of par)
$99.891


Total
Commission,
Spread or
Profit
0.625%




1.	Aggregate Principal Amount
Purchased (a+b)
$18,500,000


a.	US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$9,440,000


b.	Other BlackRock Clients
$9,060,000


2.	Aggregate Principal Amount of
Offering
$275,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.06727



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering	[Issuer must have
3 years of continuous operations]
[ ] Eligible Rule 144A Offering	[Issuer must have
3 years of continuous operations]
[ ] Eligible Municipal Securities	[Issuer must have
3 years of continuous operations]
[ ] Eligible Foreign Offering	[Issuer must have 3 years
 of continuous operations]
[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.





Completed by: Dillip Behera Global Syndicate Team Member

Date: 02-13-2013





Approved by: David Lim Global Syndicate Team Member

Date: 02-13-2013